Exhibit (g)(1)(b)

APPENDIX A

TO

THE CUSTODIAN AGREEMENT

BETWEEN

FORWARD FUNDS

and

BROWN BROTHERS HARRIMAN & CO

Dated 7/1/09

The following is a list of Funds/Portfolios for which the Custodian shall serve under a Custodian Agreement dated as of 6/30/2005 “the Agreement”.

ACCESSOR AGGRESSIVE GROWTH ALLOCATION FUND

ACCESSOR BALANCED ALLOCATION FUND

ACCESSOR FRONTIER MARKETS FUND

ACCESSOR GROWTH ALLOCATION FUND

ACCESSOR GROWTH & INCOME ALLOCATION FUND

ACCESSOR GROWTH FUND

ACCESSOR HIGH YIELD BOND FUND

ACCESSOR INCOME ALLOCATION FUND

ACCESSOR INCOME & GROWTH ALLOCATION FUND

ACCESSOR INVESTMENT GRADE FIXED-INCOME FUND

ACCESSOR INTERNATIONAL EQUITY FUND

ACCESSOR LIMITED DURATION U.S. GOVERNMENT FUND

ACCESSOR MORTGAGE SECURITIES FUND

ACCESSOR SHORT-INTERMEDIATE FIXED-INCOME FUND

ACCESSOR SMALL TO MID CAP FUND

ACCESSOR STRATEGIC ALTERNATIVES FUND

ACCESSOR TOTAL RETURN FUND

ACCESSOR U.S. GOVERNMENT MONEY FUND

ACCESSOR VALUE FUND

FORWARD ASIA EX-JAPAN EQUITIES FUND

FORWARD BANKING & FINANCE FUND

FORWARD EASTERN EUROPE EQUITIES FUND

FORWARD EMERGING MARKETS FUND

FORWARD GLOBAL INFRASTRUCTURE FUND

FORWARD GROWTH FUND

FORWARD HITR FUND

FORWARD INTERNATIONAL EQUITY FUND

FORWARD INTERNATIONAL FIXED INCOME FUND

FORWARD INTERNATIONAL REAL ESTATE FUND

FORWARD INTERNATIONAL SMALL COMPANIES FUND

FORWARD LARGE CAP EQUITY FUND

FORWARD LEGATO FUND

FORWARD LONG/SHORT CREDIT ANALYSIS FUND

FORWARD MINI-CAP FUND

FORWARD OPPORTUNITIES FUND

FORWARD REAL ESTATE FUND

FORWARD SELECT INCOME FUND

FORWARD SMALL CAP EQUITY FUND

FORWARD TACTICAL GROWTH FUND

FORWARD STRATEGIC REALTY FUND

SIERRA CLUB STOCK FUND

FORWARD FUNDS		BROWN BROTHERS HARRIMAN & CO.

By:	/s/ Barbara Tolle	By:	/s/ James R. Kent
Name:	Barbara Tolle	Name:	James R. Kent
Title:	Treasurer	Title:	Treasurer
Date:	7/24/09	Date:	7/17/09